Exhibit 1.2


                                 $500,000,000

                           Union Carbide Corporation

                               Medium-Term Notes


                            DISTRIBUTION AGREEMENT

                                                             January 22, 1997


Credit Suisse First Boston Corporation
  11 Madison Avenue
    New York, NY 10010

Morgan Stanley & Co. Incorporated
  1585 Broadway
    New York, NY  10036

Donaldson, Lufkin & Jenrette
Securities Corporation
  277 Park Avenue
    New York, NY  10172

Ladies and Gentlemen:

               1. Introduction. Union Carbide Corporation, a New York corporation (the "Issuer"), confirms its agreement with each of you (individually, a "Distributor" and collectively, the "Distributors") with respect to the issue and sale from time to time by the Issuer of its Medium-Term Notes registered under the registration statements referred to in
Section 2(a) (any such Medium-Term Notes being hereinafter referred to as the "Notes", which expression shall, if the context so admits, include any permanent global Note). Notes may be offered and sold pursuant to Section 3 of this Agreement in an aggregate amount not to exceed the amount of Registered Securities (as defined in Section 2(a) hereof) registered pursuant to such registration statements reduced by the aggregate amount of any other Registered Securities sold otherwise than pursuant to Section 3 of this Agreement. The Notes will be issued under the indenture dated as of June 1, 1995 (the "Indenture"), between the Issuer and The Chase Manhattan Bank (formerly Chemical Bank), as trustee (the "Trustee").

               The Notes shall have the terms described in the Prospectus referred to in Section 2(a) as it may be amended or supplemented from time to time, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Notes (a "Pricing Supplement"). Notes will be issued, and the terms thereof established, from time to time by the Issuer in accordance with the Indenture and the Procedures (as defined in Section 3(d) hereof).

               2. Representation and Warranties of the Issuer. The Issuer represents and warrants to, and agrees with, each Distributor as follows:

               (a) Registration statements (Nos. 33-60705 and 333-17309), relating to $700,000,000 initial offering price of debt securities of the Issuer (the "Registered Securities"), including a prospectus which, as supplemented from time to time, shall be used in connection with sales of the Notes, have been filed with the Securities and Exchange Commission (the "Commission") and have been declared effective under the Securities Act of 1933, as amended (the "Act"). Such registration statements, as amended as of the Closing Date (as defined in Section 3(e) hereof), are hereinafter collectively referred to as the "Registration Statement", and the prospectus included in the Registration Statement, as supplemented as of the Closing Date, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus". Any reference in this agreement to amending or supplementing the Prospectus shall be deemed to include the filing of materials incorporated by reference in the Prospectus after the Closing Date and any reference in this Agreement to any amendment or supplement to the Prospectus shall be deemed to include any such materials incorporated by reference in the Prospectus after the Closing Date.

               (b) On the effective date of each part of the Registration Statement, such part of the Registration Statement conformed in all respects to the requirements of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations of the Commission under the Act, the Exchange Act and the Trust Indenture Act ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the Closing Date, at each of the times of acceptance and delivery referred to in Section 6(a) hereof and at each of the times of amendment or supplement to the Registration Statement or the Prospectus (other than by a Pricing Supplement; the Closing Date and each such time being herein sometimes referred to as a "Representation Date"), each part of the Registration Statement and the Prospectus as then amended or supplemented will conform in all respects to the requirements of the Act, the Exchange Act, the Trust Indenture Act and the Rules and Regulations, and neither will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Issuer by any Distributor specifically for use therein.

               (c) The Issuer has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of New York, and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as amended or supplemented.

               (d) Each significant subsidiary (as defined in Regulation S-X under the Act) of the Issuer has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as amended or supplemented.

               (e) This Agreement and any applicable Terms Agreement (as defined in Section 3(b) hereof) have been duly authorized, executed and delivered by the Issuer.

               (f) The Indenture has been duly authorized, executed and delivered by the Issuer and is a valid and binding agreement of the Issuer, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by fraudulent transfer, bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability. The Indenture has been duly qualified under the Trust Indenture Act.

               (g) The Notes have been duly authorized and established in conformity with the Indenture and, when the terms of a particular Note and of the issue and sale thereof have been duly authorized and established by all necessary corporate action in conformity with the Indenture and such Note has been duly completed, executed, authenticated and issued in accordance with the Indenture and delivered against payment therefor as contemplated by this Agreement and any applicable Terms Agreement, such Note will be entitled to the benefits of the Indenture and will be a valid and binding obligation of the Issuer, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by fraudulent transfer, bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

               (h) The execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, this Agreement, any applicable Terms Agreement, the Indenture and the Notes do not violate any provision of applicable law or the certificate of incorporation or by-laws of the Issuer or any agreement or other instrument that is binding upon the Issuer or any of its subsidiaries and is material to the Issuer and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Issuer or any of its subsidiaries, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Issuer of its obligations under this Agreement, any applicable Terms Agreement, the Notes or the Indenture, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

               (i) There has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Issuer and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

               (j) The Issuer is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

               (k) There are no legal or governmental proceedings pending or, to the knowledge of the Issuer, threatened to which the Issuer or any of its subsidiaries is a party or to which any of the properties of the Issuer or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

               (l) The consolidated financial statements included in the Registration Statement and Prospectus present fairly, in all material respects, the financial position of the Issuer and its subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, in conformity with generally accepted accounting principles in the United States; and the schedules included in the Registration Statement present fairly the information required to be stated therein.

               (m) Immediately after any sale of Notes by the Issuer hereunder or under any Terms Agreement, the aggregate amount of Notes which shall have been issued and sold by the Issuer hereunder or under any Terms Agreement and of any debt securities of the Issuer (other than such Notes) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement.

               (n) The statements in the Prospectus under the captions "Description of Securities" and "Description of Notes", insofar as such statements constitute summaries of the documents referred to therein, fairly summarize the information set forth in such documents.

               3. Appointment as Distributors; Agreement of Distributors; Solicitations.

               (a) Subject to the terms and conditions stated herein, the Issuer hereby appoints each of the Distributors as a non-exclusive agent of the Issuer for the purpose of soliciting or receiving offers to purchase the Notes from the Issuer by others during any Marketing Time. For purposes of this Agreement "Marketing Time" shall mean any time when no suspension of solicitation of offers to purchase Notes pursuant to Section 3(b) or Section 4(b) shall be in effect and any time when either any Distributor shall own any Notes with the intention of reselling them or the Issuer has accepted an offer to purchase Notes but the related settlement has not occurred.

               Without limiting the Issuer's rights to deal with others, the Issuer from time to time may (i) sell Registered Securities, including the Notes, in a firm commitment underwriting, (ii) sell Notes directly to investors, (iii) accept offers to purchase Notes solicited by a dealer other than the Distributors, (iv) appoint additional Distributors hereunder without obtaining the prior consent of any of the Distributors, provided that the Issuer shall notify each of the Distributors prior to making such an appointment and any additional Distributor shall agree to be bound by and subject to the terms and conditions of this Agreement binding on the Distributors, and (v) solicit other dealers to make offers for the purchase of Notes on such terms and conditions as the Issuer may agree to. As with the Distributors, other dealers may act as agent or purchase Notes from the Issuer as principal for resale. Each Distributor is authorized to engage the services of any other broker or dealer in connection with the offer or sale of Notes purchased by such Distributor as principal for resale to others and may reallow a portion of the commission, but such Distributor is not authorized to appoint sub-agents.

               (b) On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Distributor agrees, as an agent of the Issuer, to use reasonable efforts when requested by the Issuer to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus, as from time to time amended or supplemented. No Distributor shall have any responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or otherwise monitoring the availability of securities for sale under the Registration Statement. In placing any Notes pursuant to an offer accepted by the Issuer, the Distributor that solicited or received such offer (the "Presenting Distributor") may act as agent or purchase such Notes from the Issuer as principal for resale. Upon acceptance by the Issuer of an offer by the Presenting Distributor to purchase Notes as principal, the Presenting Distributor may complete a Terms Agreement substantially in the form of Exhibit A hereto and transmit the completed Terms Agreement to the Issuer by hand or by facsimile or other similar means of telecommunication. Upon acceptance by the Issuer of an offer to purchase Notes, unless the Issuer and the Presenting Distributor otherwise agree in writing, any such Terms Agreement or other written confirmation or communication transmitted by the Presenting Distributor to the Issuer or, in the absence of a Terms Agreement or other written confirmation or communication from the Presenting Distributor, the oral agreement with respect to the terms of the Notes and of their offer and sale evidenced by the offer communicated by the Presenting Distributor and accepted by the Issuer, in each case together with the provisions of this Agreement, shall constitute an agreement (a "Terms Agreement") between the Presenting Distributor and the Issuer for the sale and purchase of such Notes (whether or not any written confirmation or communication shall have been executed by the Issuer or the Presenting Distributor).

               Upon receipt of notice from the Issuer as contemplated by
Section 4(b) hereof, each Distributor shall suspend its solicitation of offers to purchase Notes until such time as the Issuer shall have furnished it with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 4(b) hereof and shall have advised such Distributor that such solicitation may be resumed.

               The Issuer reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or permanently. Upon receipt of at least one Business Day's prior notice from the Issuer, the Distributors will forthwith suspend solicitation of offers to purchase Notes from the Issuer until such time as the Issuer has advised the Distributors that such solicitation may be resumed. For the purpose of the foregoing sentence, "Business Day" shall mean any day that is not a Saturday or Sunday, and that in The City of New York is not a day on which banking institutions generally are authorized or obligated by law or executive order to close.

               The Distributors are authorized to solicit offers to purchase Notes as described in the Prospectus, as amended or supplemented, and only in a minimum aggregate amount of U.S.$1,000 (or the equivalent thereof in one or more currencies or currency units other than U.S. dollars). Each Distributor shall communicate to the Issuer, orally or in writing, each reasonable offer to purchase Notes received by it as agent. The Issuer shall have the sole right to accept offers to purchase the Notes and may reject any such offer, in whole or in part. Each Distributor shall have the right, in its discretion reasonably exercised, without notice to the Issuer, to reject any offer to purchase Notes received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

               No Note which the Issuer has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Issuer, until such Note shall have been delivered to the purchaser thereof against payment by such purchaser.

               (c) At the time of delivery of, and payment for, any Notes sold by the Issuer as a result of a solicitation made by, or offer to purchase received by, a Distributor, acting on an agency basis, the Issuer agrees to pay such Distributor a commission in accordance with the schedule set forth in Exhibit B hereto unless otherwise agreed. The Issuer agrees that each Distributor that purchases Notes as principal for resale shall receive such compensation, in the form of a discount or otherwise, as shall be agreed to between such Distributor and the Issuer at the time the Issuer accepts an offer to purchase such Notes, or, if no such compensation is agreed to, a commission in accordance with Exhibit B hereto. Unless otherwise specified in a Terms Agreement, a Distributor purchasing Notes may resell such Notes to other dealers on the terms set forth in, or determined as described in, the Prospectus (including, if applicable, the Pricing Supplement).

               (d) Administrative procedures respecting the sale of Notes (the "Procedures") shall be agreed upon from time to time by the Distributors and the Issuer. The initial Procedures, which are set forth in Exhibit C hereto, shall remain in effect until changed by agreement among the Issuer and the Distributors. Each Distributor and the Issuer agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Issuer will furnish to the Trustee a copy of the Procedures as from time to time in effect.

               (e) The documents required to be delivered by Section 5 hereof shall be delivered at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, N.Y. 10017, not later than 10:00 A.M., New York City time, on the date of this Agreement or at such later time as may be mutually agreed by the Issuer and the Distributors, which in no event shall be later than the time at which the Distributors commence solicitation for purchases of Notes hereunder, such time and date being herein called the "Closing Date".

               4. Certain Agreements of the Issuer. The Issuer agrees with the Distributors that it will furnish to Davis Polk & Wardwell, counsel for the Distributors, one signed copy of the Registration Statement, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Notes:

               (a) The Issuer will if appropriate and if time permits afford the Distributors a reasonable opportunity to comment on any proposed amendment or supplement to the Registration Statement or the Prospectus in respect of the Notes (other than any Pricing Supplement) prior to the filing thereof. The Issuer will promptly advise each Distributor of the filing and effectiveness of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

               (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if it is necessary at any such time to amend the Prospectus to comply with the Act, the Issuer will promptly notify each Distributor to suspend solicitation of offers to purchase the Notes and, if the Issuer shall decide to amend or supplement the Registration Statement or the Prospectus, it will promptly advise each Distributor by telephone (with confirmation in writing) and, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Notwithstanding the foregoing, if, at the time any such event occurs or it becomes necessary to amend the Prospectus to comply with the Act, any Distributor shall own any of the Notes with the intention of reselling them, or the Issuer has accepted an offer to purchase Notes but the related settlement has not occurred, the Issuer, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Distributors' consent to, nor their delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

               (c) The Issuer will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. The Issuer will furnish promptly each Distributor with copies of all Forms 8-K, 10-Q and 10-K, proxy statements, annual reports to stockholders and all press releases. The Issuer will immediately notify each Distributor of any downgrading in the rating of any debt securities of the Issuer or any proposal to downgrade the rating of any debt securities of the Issuer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating), as soon as the Issuer learns of such downgrading, proposal to downgrade or public announcement.

               (d) As soon as practicable, but not later than 16 months, after the date of each acceptance by the Issuer of an offer to purchase Notes hereunder, the Issuer will make generally available to its security holders an earnings statement which will satisfy the provisions of Section 11(a) of the Act.

               (e) The Issuer will furnish to each Distributor copies of any preliminary prospectus relating to the Notes, any preliminary prospectus supplement relating to the Notes, the Prospectus and all amendments and supplements to such documents relating to the Notes (except that any Pricing Supplement will be furnished only to the Distributors acting as such in respect of the Notes described therein), in each case as soon as available and in such quantities as are reasonably requested.

               (f) The Issuer will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as the Distributors designate and will continue such qualifications in effect so long as required for the distribution; provided that the Issuer shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to file a general consent to service of process in any jurisdiction.

               (g) Unless otherwise agreed, the Issuer will pay, or reimburse each Distributor for, all expenses incident to the performance of its obligations under this Agreement and will reimburse each Distributor for any expenses (including fees and disbursements of counsel) incurred by it in connection with qualification of the Notes for sale under the laws of such jurisdictions as such Distributor may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Notes, for any filing fee of the National Association of Securities Dealers, Inc. relating to the Notes, for expenses incurred by each Distributor in distributing the Prospectus and all supplements thereto (including any Pricing Supplement), any preliminary prospectuses and any preliminary prospectus supplements to such Prospectus and for each Distributor's reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel to the Distributors) incurred in connection with the establishment or maintenance of the program contemplated by this Agreement or otherwise in connection with the activities of the Distributors under this Agreement.

               (h) Unless otherwise agreed, between the date on which any Distributor agrees to purchase Notes from the Issuer as principal for resale and the date of delivery of such Notes, the Issuer will not offer or sell, or enter into any agreement to sell, any of its debt securities (other than such Notes) in the United States, other than borrowings under the Issuer's revolving credit agreements and lines of credit, private placements of its securities and issuances of its commercial paper.

               5. Conditions of Obligations. The obligations of each Distributor, as agent of the Issuer, under this Agreement at any time to solicit offers to purchase the Notes and to purchase Notes from the Issuer as principal is subject to the accuracy, on the date hereof, on each Representation Date and on the date of each such solicitation, of the representations and warranties of the Issuer herein, to the accuracy, on each such date, of the statements of the Issuer's officers made pursuant to the provisions hereof, to the performance, on or prior to each such date, by the Issuer of its obligations hereunder, and to each of the following additional conditions precedent:

               (a) The Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall have been filed with the Commission in accordance with the Rules and Regulations and no stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Issuer or any Distributor, shall be contemplated by the Commission.

               (b) Neither the Registration Statement nor the Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall contain any untrue statement of fact which, in the opinion of any Distributor, is material or omits to state a fact which, in the opinion of any Distributor, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

               (c) There shall not have occurred: (i) any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations, of the Issuer and its subsidiaries, taken as a whole, from that set forth in the Prospectus; (ii) any downgrading in, or notice of any proposal to downgrade, the rating of the Issuer's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any public announcement that any such organization has under surveillance or review with negative implications or without indicating the direction of the possible change in the rating of the Issuer's debt securities; (iii) any suspension or limitation of trading in securities generally on or by the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, or any setting of minimum prices for trading on any such exchange; (iv) any suspension of trading of any securities of the Issuer on any exchange; (v) any banking moratorium declared by Federal or New York authorities; or
         (vi) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event set forth in (i) through (vi), in the judgment of the Distributors, makes it impractical or inadvisable to proceed with solicitations of offers to purchase, or sales of, Notes.

               (d) With respect to any Note denominated in a currency other than U.S. dollars, more than one currency or a composite currency or any Security the principal or interest of which is indexed to such currency, currencies or composite currency, there shall not have occurred a suspension or material limitation in foreign exchange trading in such currency, currencies or composite currency by a major international bank, a general moratorium on commercial banking activities in the country or countries issuing such currency, currencies or composite currency, the outbreak or escalation of hostilities involving, the occurrence of any material adverse change in the existing financial, political or economic conditions of, or the declaration of war or a national emergency by, the country or countries issuing such currency, currencies or composite currency or the imposition or proposal of exchange controls by any government authority in the country or countries issuing such currency, currencies or composite currency;

               (e) At the Closing Date the Distributors and, if specified in a Terms Agreement, if any, at the time of delivery of the Notes described in such Terms Agreement the Distributors purchasing such Notes (collectively, if more than one, the "Purchasing Distributor"), shall have received written opinions, dated the Closing Date, or such date of delivery, as the case may be, of (i) Phyllis Savage, Chief Finance and Securities Counsel of the Issuer, or other counsel to the Issuer acceptable to the Distributors or the Purchasing Distributor, as the case may be, substantially in the form of Schedule I hereto and (ii) Sullivan & Cromwell, special tax counsel to the Issuer, or other tax counsel to the Issuer acceptable to the Distributors or the Purchasing Distributor, as the case may be, substantially in the form of Schedule II hereto.

         Provided, however, that, in the case of each such opinion delivered pursuant to a Terms Agreement, to the extent applicable to such opinion, (x) the statements contained in such opinion relating to the Registration Statement or the Prospectus shall relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented as of the time of delivery of such Notes; (y) such opinion shall relate to the Notes being delivered on the date of such opinion; and (z) in lieu of the opinion set forth in clause
         (iv) of Schedule I hereto, such opinion shall state that the Notes being delivered on the date of such opinion, when authenticated in accordance with the Indenture and delivered to and duly paid for by the Purchasing Distributor pursuant to this Agreement, such Notes will have been duly authorized and executed, and will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to the qualifications set forth as to fraudulent transfer, bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability, and will conform to the description thereof contained in the Prospectus as amended or supplemented at such date of delivery.

               (f) At the Closing Date the Distributors and, if specified in a Terms Agreement, if any, at the time of delivery of the Notes described in such Terms Agreement the Purchasing Distributor shall have received a certificate, dated the Closing Date or such date of delivery, as the case may be, of the Chairman, the President, any Vice President or the Treasurer of the Issuer in which such officer, to the best of such officers' knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Issuer in this Agreement are true and correct in all material respects, (ii) the Issuer has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or such date of delivery, as the case may be, (iii) no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and (iv) subsequent to the date of the most recent consolidated financial statements included in the Prospectus, there has been no material adverse change on a consolidated basis in the financial position of the Issuer and its subsidiaries, their results of operations or cash flows, except as set forth in or contemplated by the Prospectus or as described in such certificate. In the case of each such certificate delivered pursuant to a Terms Agreement, the statements contained in such certificate relating to the Registration Statement or the Prospectus shall relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented as of the time of delivery of such Notes.

               (g) At the Closing Date the Distributors and, if specified in a Terms Agreement, if any, at the time of delivery of the Notes described in such Terms Agreement the Purchasing Distributor shall have received a letter, dated the Closing Date or such date of delivery, as the case may be, of KPMG Peat Marwick LLP, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating substantially as set forth in Schedule III hereto. In the case of each such letter delivered pursuant to a Terms Agreement, the statements contained in such letter relating to the Registration Statement or the Prospectus shall relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented as of the time of delivery of such Notes.

               (h) At the Closing Date the Distributors and, if specified in a Terms Agreement, if any, at the time of delivery of the Notes described in such Terms Agreement the Purchasing Distributor, as the case may be, shall have received from Davis Polk & Wardwell, counsel for the Distributors, such opinion or opinions, substantially as set forth in Schedule IV hereto, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters; provided, however, that in the case of each such opinion delivered pursuant to a Terms Agreement, (i) the statements contained in such opinion relating to the Registration Statement on the Prospectus shall relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented as of the time of delivery of such Notes;
         (ii) such opinion shall relate to the Notes being delivered on the date of such opinion; and (iii) in lieu of the opinion set forth in clause (ii) of Schedule IV hereto, such opinion shall state that the Notes being delivered on the date of such opinion have been duly authorized and established in conformity with the provisions of the Indenture and, when such Notes have been executed by the Issuer and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and duly paid for by the Purchasing Distributor pursuant to the Terms Agreement, they will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Issuer, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.

               (i) The Issuer shall have furnished to the Distributors or the Purchasing Distributor (as applicable) and their counsel such further certificates and documents as the Distributors or the Purchasing Distributors (as applicable) or such counsel request.

               The Issuer will furnish the Distributors with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

               6. Additional Covenants of the Issuer. The Issuer agrees that:

               (a) Each acceptance by the Issuer of an offer for the purchase of Notes shall be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct in all material respects at the time of such acceptance and a covenant that such representations and warranties will be true and correct in all materials respects at the time of delivery to the purchaser of such Notes as though made at and as of each such time, it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented at each such time. Each such acceptance by the Issuer of an offer to purchase Notes shall be deemed to constitute an additional representation, warranty and agreement by the Issuer that, as of the date of delivery of such Notes to the purchaser thereof, after giving effect to the issuance of such Notes, of any other Notes to be issued on or prior to such delivery date and of any other Registered Securities to be issued and sold by the Issuer on or prior to such delivery date, the aggregate amount of Registered Securities (including any Notes) which have been issued and sold by the Issuer will not exceed the amount of Registered Securities registered pursuant to the Registration Statement.

               (b) At each date selected by the Issuer within 10 days after each filing by the Issuer of any Form 10-K (a "Representation Date referred to in Section 6(b)"), the Issuer shall furnish the Distributors with a certificate, dated the date of delivery thereof, of the Chairman, the President, any Vice President or the Treasurer of the Issuer, in form satisfactory to the Distributors, to the effect that the statements contained in the certificate covering the matters set forth in Section 5(f) hereof which was last furnished to the Distributors pursuant to Section 5(f) or this Section 6(b) are true and correct in all material respects at the date thereof, as though made at and as of such time or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in
         Section 5(f); provided, however, that any certificate furnished under this Section 6(b) shall relate to the Registration Statement and the Prospectus as amended or supplemented at the time of delivery of such certificate and, in the case of the matters set forth in clause (ii) of Section 5(f), to the date of delivery of such certificate.

               (c) At each Representation Date referred to in Section 6(b), the Issuer shall furnish the Distributors with a written opinion or opinions, dated the date of such Representation Date, of counsel for the Issuer, in form satisfactory to the Distributors, to the effect referred to in Section 5(e)(i) hereof; provided, however, that to the extent appropriate such opinion or opinions may reconfirm matters set forth in a prior opinion or opinions delivered at the Closing Date or under this Section 6(c); provided, further, however, that any opinion or opinions furnished under this Section 6(c) shall relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date and shall state that the Notes sold in the relevant Applicable Period (as defined below) have been duly executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to the qualifications set forth in Schedule I hereto as to fraudulent transfer, bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability, and conform to the description thereof contained in the Prospectus as amended or supplemented at the relevant date or dates for the delivery of such Notes to the purchaser or purchasers thereof. For the purpose of this Section 6(c), "Applicable Period" shall mean with respect to any opinion delivered on a Representation Date the period commencing on the date as of which the most recent prior opinion delivered at the Closing Date or under this Section 6(c) speaks and ending on such Representation Date.

               (d) At each date selected by the Issuer within 10 days after each filing by the Issuer of any Form 10-Q and at each Representation Date referred to in Section 6(b), the Issuer shall cause KPMG Peat Marwick LLP to furnish the Distributors with a letter, addressed jointly to the Issuer and the Distributors and dated such date, in form and substance satisfactory to the Distributors, to the effects referred to in Section 5(g) hereof; provided, however, that to the extent appropriate such letter may reconfirm matters set forth in a prior letter delivered at the Closing Date or pursuant to this
         Section 6(d); provided further, however, that any letter furnished under this Section 6(d) shall relate to the Registration Statement and the Prospectus as amended or supplemented at such date, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Issuer.

               (e) On each date for the delivery of Notes to the purchaser thereof, the Issuer shall, if requested by the Distributor that solicited or received the offer to purchase any Notes being delivered on such settlement date, furnish such Distributor with a written opinion or opinions, dated the date of delivery thereof, of counsel for the Issuer, in form satisfactory to such Distributor, to the effect set forth in clauses (i), (ii), (iii),
         (iv) and (x) of Schedule I hereto; provided, however, that any opinion furnished under this Section 6(e) shall relate to the Prospectus as amended or supplemented at such delivery date and shall state that the Notes being sold by the Issuer on such delivery date, when delivered against payment therefor as contemplated by this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to the qualifications set forth in Schedule I hereto as to fraudulent transfer, bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability, and will conform to the description thereof contained in the Prospectus as amended or supplemented at such settlement date.

               (f) The Issuer agrees that any obligation of a person who has agreed to purchase Notes to make payment for and take delivery of such Notes shall be subject to (i) the accuracy, on the related settlement date fixed pursuant to the Procedures, of the Issuer's representation and warranty deemed to be made to the Distributors pursuant to the last sentence of subsection (a) of this Section 6, and (ii) the satisfaction, on such settlement date, of each of the conditions set forth in Section 5(a), (b) and (c) hereof, it being understood that under no circumstances shall any Distributor have any duty or obligation to exercise the judgment permitted under Section 5(b) or (c) hereof on behalf of any such person.

               7.  Indemnification and Contribution.

               (a) The Issuer will indemnify and hold harmless each Distributor against any losses, claims, damages or liabilities, joint or several, to which such Distributor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Distributor for any legal or other expenses reasonably incurred by such Distributor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer will not be liable to such Distributor in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Issuer by such Distributor specifically for use therein, unless such loss, claim, damage or liability arises out of the offer or sale of Notes occurring after the Distributor has notified the Issuer in writing that such information should no longer be used therein, it being understood and agreed that the only such information furnished by any Distributor consists of the information described as such in subsection (b) below.

               (b) Each Distributor will severally and not jointly indemnify and hold harmless the Issuer against any losses, claims, damages or liabilities to which the Issuer may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by such Distributor specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, unless such loss, claim, damage or liability arises out of the offer or sale of Notes occurring after the Distributor has notified the Issuer in writing that such information should no longer be used therein, it being understood and agreed that the only such information furnished by any Distributor consists of the following information in the Prospectus furnished on behalf of each
Distributor: the first sentence of the last paragraph at the bottom of the cover page concerning the terms of the offering by the Distributors; the legend concerning stabilization and over-allotment on the inside front cover page; and the fifth through eighth sentences inclusive of the first paragraph of text under the caption "Plan of Distribution of Notes" concerning the terms of the offering of the Securities by the Distributors.

               (c)  Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

               (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and any Distributor on the other from the offering pursuant to this Agreement of the Securities which are the subject of the action or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and any Distributor on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and any Distributor on the other shall be deemed to be in the same proportions as the total net proceeds from the offering pursuant to this Agreement of the Notes which are the subject of the action (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by such Distributor from the offering of such Notes pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or such Distributor and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Distributor shall be required to contribute any amount in excess of the amount by which the total price at which the Notes which are the subject of the action and which were distributed to the public through it pursuant to this Agreement or upon resale of Notes purchased by it from the Issuer exceeds the amount of any damages which such Distributor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each Distributor in this subsection (d) to contribute are several, in the same proportion which the amount of the Securities which are the subject of the action and which were distributed to the public through such Distributor pursuant to this Agreement bears to the total amount of such Notes distributed to the public through all of the Distributors pursuant to this Agreement, and not joint.

               (e) The obligations of the Issuer under this Section 7 shall be in addition to any liability which the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Distributor within the meaning of the Act; and the obligations of each Distributor under this Section 7 shall be in addition to any liability which such Distributor may otherwise have and shall extend, upon the same terms and conditions, to each director of the Issuer, to each officer of the Issuer who has signed the Registration Statement and to each person, if any, who controls the Issuer within the meaning of the Act.

               8. Status of Each Distributor. In soliciting offers to purchase the Notes from the Issuer pursuant to this Agreement and in assuming its other obligations hereunder (other than any obligation to purchase Notes pursuant to Section 3 hereof), each Distributor is acting individually and not jointly and is acting solely as agent for the Issuer and not as principal. In connection with the placement of any Notes by a Distributor, acting as agent,
(a) the Distributor will make reasonable efforts to assist the Issuer in obtaining performance by each purchaser whose offer to purchase Notes from the Issuer has been solicited by such Distributor and accepted by the Issuer, but such Distributor shall have no liability to the Issuer in the event any such purchase is not consummated for any reason; and (b) if the Issuer shall default on its obligations to deliver Notes to a purchaser whose offer it has accepted, the Issuer (i) shall hold the Distributors harmless against any loss, claim or damage arising from or as a result of such default by the Issuer, and (ii) in particular, shall pay to the Distributors any commission to which they would be entitled in connection with such sale.

               9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuer or its officers and of the Distributors set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Distributor, the Issuer or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Notes. If this Agreement is terminated pursuant to Section 10 hereof or for any other reason or if for any reason the sale of Notes described in a confirmation or Terms Agreement referred to in Section 3 hereof by the Issuer to a Distributor is not consummated, the Issuer shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(h) hereof and the obligations of the Issuer under Sections 4(d) hereof and 4(g) hereof and the respective obligations of the Issuer and the Distributors pursuant to Section 7 hereof shall remain in effect. In addition, if any such termination of this Agreement shall occur either (i) at a time when any Distributor shall own any of the Notes with the intention of reselling them or (ii) after the Issuer has accepted an offer to purchase Notes and prior to the related settlement, the obligations of the Issuer under the second sentence of Section 4(b)hereof, under Sections 4(a), 4(c), 4(e), 4(f) and 4(i) hereof and, in the case of a termination occurring as described in (ii) above, under Sections 3(c), 6(a), 6(e) and 6(f) hereof and under the last sentence of Section 8 hereof, shall also remain in effect.

               10. Termination. This Agreement may be terminated for any reason at any time by the Issuer as to any Distributor or, in the case of any Distributor, by such Distributor insofar as this Agreement relates to such Distributor, upon the giving of one Business Day's written notice of such termination to the other parties hereto; provided, however, that this Agreement may not be terminated with respect to a Distributor by the giving of such notice following receipt by the Issuer of a confirmation or Terms Agreement referred to in Section 3 hereof relating to the purchase of Notes by the Distributor and prior to delivery of the Notes described in such confirmation or Terms Agreement, unless the sale and purchase of Notes contemplated thereby is rejected by the Issuer in accordance with Section 3 hereof. Any settlement with respect to Notes placed by a Distributor on an agency basis occurring after termination of this Agreement shall be made in accordance with the Procedures and each Distributor agrees, if requested by the Issuer, to take the steps therein provided to be taken by such Distributor in connection with such settlement.

               11. Sales of Notes Denominated in a Currency Other Than U.S. Dollars or of Indexed Notes. If at any time the Issuer and any Distributor shall determine to issue and sell Notes denominated in a currency other than U.S. dollars, which other currency may include a currency unit, or with respect to which an index is used to determine the amounts of payments of principal and any premium and interest, the Issuer and such Distributor may execute and deliver a supplement to this Agreement for the purpose of making any appropriate additions to and modifications of the terms of this Agreement (and the Procedures) applicable to such Notes and the offer and sale thereof. The Distributors are authorized to solicit offers to purchase Notes with respect to which an index is used to determine the amounts of payments of principal and any premium and interest, and the Issuer shall agree to any sales of such Notes (whether offered on an agency or principal basis), only in a minimum aggregate amount of $2,500,000. The Issuer will not issue Notes denominated in Yen otherwise than in compliance with applicable Japanese laws, regulations and policies. In particular, the Issuer or its designated agent shall submit such reports or information as may be required from time to time by applicable law, regulations and guidelines promulgated by Japanese governmental and regulatory authorities in the case of the issue and purchase of the Notes and the Issuer shall ensure that each such Note shall have a minimum denomination of Yen1,000,000 and a minimum maturity of one year or such other minimum denomination and maturity as may be allowed from time to time by Japanese governmental and regulatory authorities.

               12. Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Credit Suisse First Boston Corporation shall be directed to it at 11 Madison Avenue, New York, New York 10010, Attention:
Short and Medium-Term Finance; notices to Morgan Stanley & Co. Incorporated shall be addressed to it at 1585 Broadway, New York, New York 10036,
Attention: Manager Continuously Offered Products (2nd Floor) with a copy directed to it at the same address, Attention: Peter Cooper - Investment Banking Information Center; notices to Donaldson, Lufkin & Jenrette Securities Corporation shall be addressed to it at 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department / Carlos Sanchez; and notices to the Issuer shall be directed to it at 39 Old Ridgebury Road, Danbury, Connecticut 06817-001, Attention: Treasurer; or in the case of any party hereto, to such other address or person as such party shall specify to each other party by a notice given in accordance with the provisions of this Section 12. Any such notice shall take effect at the time of receipt.

               13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the officers and directors and controlling persons referred to in Section 7 hereof and, to the extent provided in Section 6(f)hereof, any person who has agreed to purchase Securities from the Issuer, and no other person will have any right or obligation hereunder.

               14. Governing Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such executed counterparts shall together constitute one and the same Agreement.

               If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                       Very truly yours,

                                       UNION CARBIDE CORPORATION



                                       By:
                                           -----------------------------
                                           Name:
                                           Title:


CONFIRMED AND ACCEPTED, as of the
  date first above written:


CREDIT SUISSE FIRST BOSTON CORPORATION



By:
    --------------------------
    Name:
    Title:


MORGAN STANLEY & CO.
  INCORPORATED



By:
    --------------------------
    Name:
    Title:


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION



By:
    --------------------------
    Name:
    Title:



                                                               Schedule I
                                                               ----------

                     [FORM OF OPINION OF COMPANY COUNSEL]



                                                                        [Date]


[Names and Addresses of Distributor(s)]


Dear Sirs:


               I have acted as counsel for Union Carbide Corporation, a New York corporation (the "Issuer"), in connection with the proposed issuance from time to time of up to $500,000,000 aggregate initial offering price of its Medium-Term Notes (the "Notes") pursuant to the Distribution Agreement dated January 22, 1997 (the "Distribution Agreement") between you and the Issuer [and the Terms Agreement[s] dated ________ (the "Terms Agreement") between you and the Issuer]. The Notes are to be issued pursuant to the Indenture dated as of June 1, 1995 (the "Indenture") among the Issuer and The Chase Manhattan Bank, as Trustee (the "Trustee").

               I have examined originals or copies, certified or otherwise identified to my satisfaction, of all such documents and corporate records of the Issuer and its subsidiaries and all such agreements, certificates of public officials, certificates of officers and representatives of the Issuer and its subsidiaries and such other documents as I have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examinations, I have assumed the genuineness of all signatures on original documents and the conformity to the originals of all copies submitted to me as conformed or photocopies. As to various questions of fact material to my opinion, I have relied upon representations, statements or certificates of public officials, officers and representatives of the Issuer and its subsidiaries and others.

               I am familiar with the registration statements on Form S-3 (Registration Nos. 33-60705 and 333-17309) and amendments thereto filed by the Issuer with the Securities and Exchange Commission (the "Commission") pursuant to the provisions of the Securities Act of 1933, as amended (the "Act"), registering $700,000,000 aggregate initial offering price of debt securities to be issued from time to time by the Issuer. In addition, I have examined evidence that the registration statements were declared effective under the Act and that the Indenture was qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Such registration statements as amended at the date hereof (including the documents incorporated by reference therein) are herein collectively referred to as the "Registration Statement" and the related prospectus dated December 11, 1996 (including the documents incorporated by reference therein) together with the prospectus supplement dated January 22, 1997 specifically relating to the Securities, as filed with the Commission pursuant to Rule 424(b) under the Act, is herein referred to as the "Prospectus".

               I have assumed conformity of the documents filed with the Commission via the Electronic Date Gathering, Analysis and Retrieval System ("EDGAR"), except for required EDGAR formatting changes, to physical copies of the documents reviewed by me. I have also assumed that none of the terms of any Note, nor the issuance and delivery of such Note, nor the compliance by the Issuer with the terms of such Note will result in a violation of any agreement or other instrument then binding upon the Issuer or any of its subsidiaries, or violate any applicable law, judgment, order, decree or restriction then imposed by any legislature, governmental body, agency or court having jurisdiction over the Issuer or any of its subsidiaries.

               Based upon the foregoing, I am of the opinion that:

               (i) The Issuer has been duly incorporated, is validly existing as a corporation under the laws of the State of New York, and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus.

               (ii) The Distribution Agreement [and the Terms Agreement] has [have] been duly authorized, executed and delivered by the Issuer.

               (iii) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Issuer and is a valid and binding agreement of the Issuer, enforceable in accordance with its terms.

               (iv) The Notes have been duly authorized and established in conformity with the Indenture and, when the terms of a particular Note and of the issue and sale thereof have been duly authorized and established by all necessary corporate action in conformity with the Indenture and such Note has been duly completed, executed, authenticated and issued in accordance with the Indenture and delivered against payment therefor as contemplated by the Distribution Agreement [and the Terms Agreement], such Note will be entitled to the benefits of the Indenture and will be a valid and binding obligation of the Issuer, enforceable in accordance with its terms.

               (v) The execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, the Distribution Agreement, [the Terms Agreement,] the Notes and the Indenture do not violate as of the date hereof any applicable law or the certificate of incorporation or by-laws of the Issuer or any agreement or other instrument now in existence that is binding upon the Issuer or any of its subsidiaries and is material to the Issuer and its subsidiaries, taken as a whole, or, to my knowledge, any judgment, order or decree now in existence of any governmental body, agency or court having jurisdiction over the Issuer or any of its subsidiaries.

               (vi) No consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Issuer of its obligations under the Distribution Agreement, [the Terms Agreement,] the Notes or the Indenture except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

               (vii) The statements in the Prospectus under the caption "Description of Securities", insofar as such statements constitute summaries of the documents referred to therein, fairly summarize the information set forth in such documents.

               (viii) The documents which have been filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in the Prospectus (other than the financial statements, related schedules and statistical information of a financial nature contained or incorporated therein, as to which I have not been asked to, and do not, express any opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder.

               (ix) The Registration Statement, as of its effective date, and the Registration Statement and the Prospectus, as of the date hereof (other than any Statement of Eligibility on Form T-1 included in the Registration Statement and the financial statements, related schedules and statistical information of a financial nature contained or incorporated by reference therein, as to which I have not been asked to, and do not, express any opinion), complied as to form in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder.

               The opinions set forth in paragraphs (iii) and (iv) above are qualified insofar as enforceability may be limited by fraudulent transfer, bankruptcy, insolvency or similar laws affecting creditors' rights generally and the availability of equitable remedies may be limited by equitable principles of general applicability.

               I have assumed, in connection with my opinion set forth in paragraph (iv) above, that at or prior to the time of the delivery of each Note the authorization of the Notes will not have been modified or rescinded and, with respect to each Note, that such Note will conform to one of the forms set forth as exhibits to the Issuer's Certificate of Assistant Secretary delivered to you today. In rendering my opinion set forth in paragraph (iv) above, I note that, as of the date hereof, a judgment for money in any action based on Notes denominated in foreign currencies or currency units in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars and that the date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Note is denominated into United States dollars will depend upon various factors, including which court renders the judgment. I also wish to point out that paragraph (iv) does not address any application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to the payments of principal or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors.

               Although I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, I advise you that (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Issuer), no facts have come to my attention which lead me to believe that at the time the Registration Statement became effective it contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of the date hereof contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I have not been asked to, and do not, comment on the financial statements, related schedules or statistical information of a financial nature contained or incorporated therein or on any of the information contained in the Statement of Eligibility on Form T-1 of the Trustee).

               This opinion is limited to the Federal laws of the United States and the laws of the State of New York.

               [This opinion may contain such different or additional qualifications and exceptions as are acceptable to the Distributor(s).]

               This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon for any other purpose or relied upon by or furnished to any other person without my prior written consent.

                                        Very truly yours,



                                                         Schedule II
                                                         -----------

                   [FORM OF OPINION OF COMPANY TAX COUNSEL]



                                                         [Date]




[Names and Addresses of
  Distributor(s)]


Ladies and Gentlemen:

               We have acted as the tax counsel of Union Carbide Corporation (the "Issuer") in connection with the preparation of the Prospectus Supplement dated January 22, 1997 relating to the Issuer's Medium-Term Notes (the "Prospectus Supplement") and the Prospectus dated December 11, 1996, both of which relate to the registration statements on Form S-3 (Registration Nos. 33-60705 and 333-17309) of the Issuer filed with the Securities and Exchange Commission. In our opinion, the statements set forth under the heading "Certain Federal Income Tax Considerations" in the Prospectus Supplement are accurate in all material respects insofar as they relate to matters of United States Federal income tax law and legal conclusions.

                                       Very truly yours,





                                                         Schedule III
                                                         ------------

                   Form of Letter from KPMG Peat Marwick LLP
                   -----------------------------------------

               (i) In our opinion, the financial statements and schedules and summary of earnings examined by us and included in the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; we have performed the procedures specified by the American Institute of Certified Public
         Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included in the Registration Statement.

               (ii) On the basis of the review, referred to in clause (i) above, a reading of the latest available interim financial statements of the Issuer, inquiries of officials of the Issuer who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                     (A) any unaudited financial statements and summary of
               earnings included in the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

                     (B) at the date of the latest available balance sheet
               read by us, or at a subsequent specified date not more than five days prior to the date of this letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Issuer and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                     (C) for the period from the closing date of the latest
               income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year in consolidated net sales or net operating income or consolidated income before extraordinary items or net income or in the ratio of earnings to fixed charges;


         except in all cases set forth in clauses (A), (B) and (C) above, for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter.

               (iii) We have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Issuer and its subsidiaries subject to the internal controls of the Issuer's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in this letter.

               All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this letter.




                                                         Schedule IV
                                                         -----------


               [FORM OF OPINION OF COUNSEL FOR THE UNDERWRITERS]



                                                                        [Date]



[Names and Addresses of Distributor(s)]


Dear Sirs:

               We have acted as counsel to you (the "Distributors") in connection with the proposed placements from time to time by you pursuant to the Distribution Agreement dated January 22, 1997 (the "Distribution Agreement") between you and Union Carbide Corporation, a New York corporation (the "Issuer"), [and the Terms Agreement(s) dated _________ (the "Terms Agreement") between you and the Issuer,] of up to $500,000,000 initial offering price of its Medium-Term Notes (the "Notes"). The Notes will be issued pursuant to the Indenture dated as of June 1, 1995 (the "Indenture"), between the Issuer and The Chase Manhattan Bank, as Trustee (the "Trustee").

               We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion, including those relating to the authorization, execution and delivery by the Issuer of the Indenture and the Distribution Agreement, and the authorization of the Notes by the Issuer.

               We have reviewed the registration statements on Form S-3 (Registration Nos. 33-60705 and 333-17309), filed by the Issuer with the Securities and Exchange Commission (the "Commission") pursuant to the provisions of the Securities Act of 1933, as amended (the "Act"), and the documents incorporated by reference in the prospectus included therein (the "Incorporated Documents"). In addition, we have examined evidence that the registration statements were declared effective under the Act and that the Indenture was qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Such registration statements (including the Incorporated Documents), as amended at the date hereof, are herein collectively referred to as the "Registration Statement" and the related prospectus dated December 11, 1996 (including the Incorporated Documents), together with the prospectus supplement dated January 22, 1997 specifically relating to the Notes, as filed with the Commission pursuant to Rule 424(b) under the Act, is herein referred to as the "Prospectus".

               We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), except for required EDGAR formatting changes, to physical copies of the documents delivered to the Underwriters and submitted for our examination.

               Based upon the foregoing, we are of the opinion that:

               (i) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Issuer and is a valid and binding agreement of the Issuer, enforceable in accordance with its terms, subject to bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability;

               (ii) The Notes have been duly authorized and established in conformity with the provisions of the Indenture and, when the terms of a particular Note and of the issue and sale thereof has been duly authorized and established by all necessary corporate action in conformity with the Indenture and such Note has been duly completed, executed, authenticated and issued in accordance with the Indenture and delivered against payment therefor as contemplated by the Distribution Agreement [and the Terms Agreement], such Note will be entitled to the benefits of the Indenture and will be a valid and binding obligation of the Issuer, enforceable in accordance with its terms, subject to bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability; and

               (iii) The Distribution Agreement [and the Terms Agreement] has been duly authorized, executed and delivered by the Issuer.

               We have assumed, in connection with our opinion set forth in paragraph (ii) above, that at or prior to the time of the delivery of each Note the authorization of the Notes will not have been modified or rescinded and, with respect to each Note, that such Note will conform to one of the forms set forth as exhibits to the Issuer's Certificate of Assistant Secretary delivered to you today. We have also assumed that none of the terms of any Note, nor the issuance and delivery of such Note, nor the compliance by the Issuer with the terms of such Note will result in a violation of any agreement or instrument then binding upon the Issuer, or violate any applicable law or any restriction then imposed by any court or governmental body having
jurisdiction over the Issuer.   In rendering our opinion set forth in
paragraph (ii) above, we note that, as of the date hereof, a judgment for money in any action based on Notes denominated in foreign currencies or currency units in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars and that the date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Note is denominated into United States dollars will depend upon various factors, including which court renders the judgment. We also wish to point out that paragraph (ii) does not address any application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to Notes the payments of principal or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors.

               We have considered the matters required to be included in the Registration Statement and Prospectus and the information contained therein. We are of the opinion that the statements in the Prospectus under the captions "Description of Securities", "Plan of Distribution" and "Plan of Distribution of Notes", insofar as such statements constitute summaries of the documents referred to therein, fairly summarize the information set forth in such documents.

               We have not ourselves checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement or the Prospectus, but we have generally reviewed and discussed with your representatives and with certain officers and employees of, and counsel and independent public accountants for, the Issuer the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussion, but without independent check or verification, except as stated, (a) we are of the opinion that the Registration Statement and Prospectus (except for the financial statements, related schedules and statistical information of a financial nature contained or incorporated therein, as to which we do not express any opinion, and any Statement of Eligibility on Form T-1 included in the Registration Statement) comply as to form in all material respects with the Act and the applicable rules and regulations of the Commission thereunder, and (b) no facts came to our attention which lead us to believe that (except for the financial statements, related schedules and statistical information of a financial nature contained or incorporated therein, as to which we do not express any belief, and except for any Statement of Eligibility on Form T-1 included in the Registration Statement) the Registration Statement, when it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of the date hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               We have examined the opinions dated the date hereof of Phyllis Savage, Chief Finance and Securities Counsel for the Issuer, delivered to you pursuant to Section 5(e)(i) of the Distribution Agreement, and of Sullivan & Cromwell, tax counsel to the Issuer, delivered to you pursuant to Section 5(e)(ii) of the Distribution Agreement; we believe that such opinions are responsive to the requirements of the Distribution Agreement.

               We have also examined the letter dated the date hereof of KPMG Peat Marwick LLP relating to certain financial statements and other information contained or incorporated by reference in the Registration Statement and the other matters referred to in such letter, delivered to you pursuant to Section 5(g) of the Distribution Agreement. We participated in discussions with your representatives and representatives of KPMG Peat Marwick LLP relating to the form of such letter, and we believe that it is substantially in the form agreed to.

               We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the Federal laws of the United States.

               This opinion is rendered solely to you pursuant to the Distribution Agreement. This opinion may not be relied upon by or furnished to any other person without our prior written consent.


                                              Very truly yours,




                                   EXHIBIT A


                           UNION CARBIDE CORPORATION

                               MEDIUM-TERM NOTES

                                TERMS AGREEMENT



                                                                , 19
                                             -------------------    --


UNION CARBIDE CORPORATION (the "Issuer")
39 Old Ridgebury Road
Danbury, CT  06817

Attention:  Treasurer


               Re: Distribution Agreement dated
                   January 22, 1997 (the "Distribution Agreement")
                   ------------------------------------------------
Dear Sirs:


               Subject to the applicable terms and conditions of the Distribution Agreement, which is incorporated herein by reference, the undersigned Distributor (terms defined in the Distribution Agreement shall have such defined meanings herein) hereby agrees to purchase the aggregate principal amount of Notes having terms as follows:

Principal Amount:

         Specified Currency (if other than U.S. dollars):

         Equivalent to $1,000 minimum denomination:

Issue Date:

Interest Accrual Date (if other than Issue Date):

Stated Maturity:

Price to Public (if other than 100%): _______% of Principal Amount or $ ____________

Distributor's Commissions:  ______% of Principal Amount or
         $_______

Proceeds to Issuer:  _____% of Principal Amount or $_______

Interest Payment Dates (if other than January 1 and July 1):

Record Dates (if other than the close of business on the 15th calendar day preceding each Interest Payment Date):

Initial Interest Payment Date:

If Fixed Rate Note--

         Rate of interest per annum (360-day year of twelve 30-day months basis):

If Floating Rate Note:

         Interest rate formula:        [ ] Commercial Paper Rate
                                       [ ] Prime Rate
                                       [ ] CD Rate
                                       [ ] Federal Funds Rate
                                       [ ] LIBOR
                                       [ ] Treasury Rate
                                       [ ] Other, specify:

         Index Maturity:

         Spread:  +/-

         Spread Multiplier:  x

         Minimum interest rate limitation: not less than ___%

         Maximum interest rate limitation: not more than ___%

         Initial Interest Rate: ___%

         Interest Reset Dates:

         Interest Determination Dates:

         Calculation Agent (if other than
               The Chase Manhattan Bank):

         Calculation Dates:

If redeemable at option of Issuer --

         Initial Redemption Date:

         Initial Redemption Percentage:

         Annual Redemption Percentage Reduction:

If repayable at option of Holder --

         Optional Repayment Dates:

If Original Issue Discount Note:

         Terms:

         Tax Legend:

If Indexed Note --

         Terms:

If Specified Currency other than U.S. dollars --

         Exchange Rate Agent (if other than
               The Chase Manhattan Bank):

The number of participant accounts to be maintained by DTC on behalf of the Purchasing Distributor and the Trustee:

Other Terms --



               Unless specified to the contrary above under "Other Terms --", such Notes will settle at 10:00 A.M. New York City time on the third Business Day following the Issue Date, at the office of the undersigned Distributor designated for notices in the Distribution Agreement, by delivery of such Notes in book-entry form through The Depository Trust Company to the account of such Distributor against payment in immediately available funds by Federal wire to such account of the Issuer at a bank which receives such wires as the Issuer shall designate to such Distributor not less than one Business Day prior thereto.

               The following conditions set forth in Section 5 of the Distribution Agreement shall be satisfied at the time of delivery of the Notes:

         [ ]   (e)(i) opinion of Phyllis Savage, Chief Finance and Securities
               Counsel of the Issuer, or other counsel satisfactory to the
               Distributor
         [ ]   (e)(ii) opinion of Sullivan & Cromwell, special tax counsel to the Issuer, or other counsel satisfactory to the Distributor
         [ ]   (f) officer's certificate
         [ ]   (g) letter of KPMG Peat Marwick LLP
         [ ]   (h) opinion of Davis Polk & Wardwell, Distributors' counsel
         [ ]   other matters:


                                       Very truly yours,

                                       [NAME OF RELEVANT DISTRIBUTOR]



                                       By
                                          ------------------------
                                             Title:


Accepted:


UNION CARBIDE CORPORATION



By
   ----------------------------------
         Title:



                                   EXHIBIT B

                           UNION CARBIDE CORPORATION

                               MEDIUM-TERM NOTES

                              COMMISSION SCHEDULE


         The Issuer agrees to pay each Distributor a commission equal to the following percentage of the principal amount of Notes sold to purchasers solicited by such Distributor:


                                                  Commission Rate
                                                (as a percentage of
                  Term                           principal amount)
-----------------------------------------    --------------------------
9 months to less than 12 months                       .125%
12 months to less than 18 months                      .150
18 months to less than 24 months                      .200
24 months to less than 30 months                      .250
30 months to less than 3 years                        .300
3 years to less than 4 years                          .350
4 years to less than 5 years                          .450
5 years to less than 6 years                          .500
6 years to less than 7 years                          .550
7 years to less than 10 years                         .600
10 years to less than 15 years                        .625
15 years to less than 20 years                        .700
20 years to less than 30 years                        .750
30 years or more                                 to be negotiated







                                   EXHIBIT C


                           UNION CARBIDE CORPORATION

                               MEDIUM-TERM NOTES

                           ADMINISTRATIVE PROCEDURES

                     -------------------------------------

         Explained below are certain administrative procedures applicable to the offering of Medium-Term Notes (the "Notes") on a continuous basis by Union Carbide Corporation (the "Issuer") pursuant to the Distribution Agreement dated January 22, 1997 (the "Distribution Agreement") among the Issuer and Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation (the "Distributors"). The Notes will be issued under the Indenture dated as of June 1, 1995 (the "Indenture") between the Issuer and The Chase Manhattan Bank (formerly Chemical Bank), as Trustee (the "Trustee"). In the Distribution Agreement, the Distributors have agreed to use reasonable efforts to solicit purchases of the Notes, and the administrative procedures explained below will govern the issuance and settlement of any Notes sold through a Distributor, as agent of the Issuer. A Distributor, as principal, may also purchase Notes for its own account pursuant to a Terms Agreement (a "Terms Agreement"), as contemplated by the Distribution Agreement. These administrative procedures will govern the issuance and settlement of any Notes purchased by a Distributor, as principal, unless otherwise specified in the applicable Terms Agreement.

         The Notes are generally described in the Issuer's Prospectus Supplement dated January 22, 1997 to its Prospectus dated December 11, 1996. Specific Notes will be described in an applicable Pricing Supplement thereto, which will supersede any inconsistent provision hereof. Terms defined in the Prospectus Supplement, the Distribution Agreement and any Pricing Supplement are used with such defined meanings in these Administrative Procedures unless otherwise indicated. The Issuer and the Distributors will supplement these Administrative Procedures to the extent necessary, prior to the issuance of Foreign Currency Notes, Indexed Notes or Original Issue Discount Notes.

         All Notes having the same Issue Date and terms (a "Tranche") will be issued in the form of one or more permanent global Notes ("Global Notes") delivered to the Trustee, as custodian for The Depository Trust Company ("DTC"), with beneficial interests in such Global Notes credited in the book-entry system maintained by DTC ("Book-Entry Notes"), unless the applicable Pricing Supplement indicates that such Notes are to be issued in definitive, certificated form to Holders ("Certificated Notes"). Except as set forth in the Indenture, Global Notes will not be exchangeable into Certificated Notes.

         Book-Entry Notes, which currently may be payable only in U.S. dollars, will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC'S operating procedures (in addition to any amendments made by the Issuer and Distributors pursuant to the Distribution Agreement). Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof.

         The Issuer will advise the Distributors in writing of the employees of the Issuer with whom the Distributors are to communicate regarding offers to purchase Notes and the related settlement details. The Issuer will obtain and furnish to the Trustee an adequate supply of CUSIP numbers for the Notes and an adequate supply of executed Fixed Rate Notes and Floating Rate Notes in the forms of Global Notes (bearing all required DTC legends) and Certificated Notes, to be completed and authenticated by the Trustee. The Issuer will also advise the Trustee of the bank and account information needed for the Issuer to receive immediately available funds on settlements.


   PART I: ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES


         In connection with the qualification of Global Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under the Letter of Representations from the Issuer and the Trustee to DTC dated January 22, 1997 and a Medium-Term Note Certificate Agreement between the Trustee and DTC, dated as of December 2, 1988 (the "MTN Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                  On any date of settlement for the Book-Entry Notes
                           of any Tranche, the Issuer will issue one Global
                           Note representing the aggregate principal amount of such Notes, registered in the name of Cede & Co.
                           and dated the date of its authentication by the Trustee or the Authenticating Agent.

Pricing Supplement:        If any offer to purchase Book-Entry Notes of any
                           Tranche is accepted by or on behalf of the Issuer, the Issuer will prepare and file with the Commission a Pricing Supplement reflecting the terms of such Notes. The Issuer will, as soon as possible after such filing, deliver such number of copies of such Pricing Supplement to the Purchasing
                           Distributor as such Distributor shall request and one copy to the Trustee. The Purchasing
                           Distributor will affix the Pricing Supplement to the Prospectus Supplement prior to the delivery thereof to purchasers of such Notes. Outdated
                           Pricing Supplements (other than those retained for files) will be destroyed.

Settlement                 All offers accepted by the Issuer with
Procedures:                respect to Book-Entry Notes of any Tranche pursuant
                           to the Distribution Agreement (unless otherwise provided in a Terms Agreement) will be settled on the third Business Day next succeeding the date of acceptance pursuant to the procedures set forth below, unless the Issuer and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day, or to different procedures:

                           A. The Purchasing Distributor will advise the Issuer by telephone or fax that such Notes are to be Book-Entry Notes and of the following settlement information in respect of such Notes:

                           1.    Principal amount.

                           2. Issue Date and Interest Accrual Date (if different from Issue Date).

                           3.    Stated Maturity.

                           4.    Price to Public (if other than 100%)
                                 expressed as a percentage of principal amount and in U.S. dollars.

                           5. Purchasing Distributor's Commission expressed as a percentage of principal amount and in U.S. dollars.

                           6. Proceeds to Issuer expressed as a percentage of principal amount and in U.S. dollars.

                           7. Interest Payment Dates (if other than January 1 and July 1).

                           8. Record Dates (if other than the close of business on the 15th calendar day preceding each Interest Payment Date).

                           9.    Initial Interest Payment Date.

                           10. If Fixed Rate Notes, the rate of interest per annum (based on a 360-day year of 12 30-day months).

                           11. If Floating Rate Notes, the interest rate formula, Index Maturity, Spread, Spread Multiplier, minimum and maximum interest rate limitations, Initial Interest Rate, Interest Reset Dates, Interest Determination Dates, Calculation Agent (if other than The Chase Manhattan Bank) and Calculation Dates.

                           12. If redeemable at the option of the Issuer, the Initial Redemption Date, the Initial Redemption Percentage and the Annual Redemption Percentage Reduction .

                           13.   If repayable at the option of the   Holders,
                                 the Optional Repayment Date or Dates.

                           14. If Original Issue Discount Notes, the terms thereof and any tax legend required thereon.

                           15.   If Indexed Notes, the terms thereof.

                           16.   Any other terms applicable to such Notes.

                           17. The number of participant accounts to be maintained by DTC on behalf of the Purchasing Distributor and the Trustee.

                           B.  The Issuer will advise the Purchasing
                           Distributor by telephone or fax of its receipt of and agreement with the information set forth pursuant to Settlement Procedure "A" above and will forward such information to the Trustee. The Trustee will then assign a CUSIP number to such Notes and will notify the Issuer and the Purchasing Distributor of such CUSIP number by telephone or fax as soon as practicable.

                           C. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information with respect to such Notes to DTC, the relevant Distributor and Standard & Poor's Rating Services:

                           1.    The information set forth pursuant to
                                 Settlement Procedure "A".

                           2. The Initial Interest Payment Date, the number of days by which such date succeeds the related DTC Record Date (which, unless otherwise specified in the applicable Pricing Supplement, in the case of Floating Rate Notes which reset daily or weekly, shall be the date five calendar days immediately preceding the Initial Interest Payment Date and, in the case of all other Notes, shall be the Record Date) and, if known, the amount of interest payable on such Initial Interest Payment Date.

                           3.    The CUSIP number.

                           4. Whether such Global Note will represent any other Book-Entry Notes (to the extent known at such time).

                           5. The number of participant accounts to be maintained by DTC on behalf of the Purchasing Distributor and the Trustee.

                           D. The Trustee will complete and authenticate the Global Note representing such Book-Entry Notes.

                           E. DTC will credit such Note to the Trustee's participant account at DTC.

                           F. The Trustee will enter an SDFS deliver order through DTC'S Participant Terminal System instructing DTC to (i) debit such Notes to the Trustee's participant account and credit such Notes to the relevant Distributor's participant account and (ii) debit such Distributor's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Notes less any Distributor's commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (a) the Global Note representing such Book-Entry Notes has been issued and authenticated and (b) the Trustee is holding such Global Note pursuant to the MTN Certificate Agreement.

                           G. Unless the Purchasing Distributor is the end purchaser of such Notes, such Distributor will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Distributor's participant account and credit such Notes to the participant accounts of the participants with respect to such Notes and (ii) to debit the settlement accounts of such participants and credit the settlement account of such Distributor for an amount equal to the price of such Notes.

                           H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                           I. The Trustee will credit to the account of the Issuer, at such bank and account as the Issuer shall from time to time instruct the Trustee in writing, immediately available funds in the amount credited to the Trustee's settlement account in accordance with Settlement Procedure "F".

                           J. Unless the Purchasing Distributor is the end purchaser of such Notes, such Distributor will be responsible in accordance with its normal procedures to confirm the purchase of such Notes to the purchasers either by confirmation orders through DTC's institutional delivery system or by mailing written confirmations to such purchasers.

Settlement                 For sales by the Issuer of Book-Entry
Procedures                 Notes to or through a Distributor (unless otherwise
Timetable:                 specified pursuant to a Terms Agreement) for
                           settlement on the first Business Day after the sale date, Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times in New York
                           City set forth below:

                           Settlement
                           Procedure               (Time)
                           ---------                ----

                                 A     11:00 A.M. on sale date
                                 B     12:00 Noon on sale date
                                 C      2:00 P.M. on sale date
                                 D      9:00 A.M. on settlement date
                                 E     10:00 A.M. on settlement date
                                 F-G    2:00 P.M. on settlement date
                                 H      4:45 P.M. on settlement date
                                 I-J    5:00 P.M. on settlement date

                           If a sale is to be settled more than one
                           Business Day after the sale date, Settlement
                           Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M., 12:00 Noon and 2:00 P.M., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the first Business Day before the settlement date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                           If settlement of a Book-Entry Note is rescheduled or cancelled, the Trustee, after receiving notice from the Issuer or the Purchasing Distributor, will deliver to DTC, through DTC's Participant
                           Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:         If the Trustee fails to enter an SDFS deliver order
                           with respect to a Book-Entry Note pursuant to Settlement Procedure "F", the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Notes to the Trustee's participant account, provided that the Trustee's participant account contains a principal amount of such Notes that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Note, the Trustee will mark such Global Note "cancelled", make appropriate entries in the Trustee's records and destroy such cancelled Global Note in accordance with its usual procedures. The CUSIP number assigned to such Global Note shall, in accordance with the procedures of the CUSIP Service
                           Bureau of Standard & Poor's Ratings Services, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes with the same CUSIP number, one of which shall represent such Book-Entry Notes referred to in the withdrawal message and shall be cancelled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the exchanged Global Note.

                           If the purchase price for any Book-Entry Note is not timely paid to the participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such participants and, in turn, the Purchasing Distributor may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "G", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                           Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

                           In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures "D" and "F", for the authentication and issuance of a Global Note representing the Book-Entry Notes to be represented by such Global Note and will make appropriate entries in its records.

         PART II:    ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES


Issuance:                  Each Certificated Note will be dated
                           the date of its authentication by the Trustee or the Authenticating Agent.

Pricing                    If any offer to purchase a Certificated
Supplement:                Note accepted by or on behalf of the Issuer, the
                           Issuer will prepare and file with the Commission a Pricing Supplement reflecting the terms of such Note. The Issuer will, as soon as possible after such filing, deliver such number of copies of such Pricing Supplement to the Purchasing Distributor as such Distributor shall request and a copy to the Trustee. The Purchasing Distributor will affix the
                           Pricing Supplement to the Prospectus Supplement prior to the delivery thereof to purchasers of such Notes. Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Settlement                 All offers accepted by the Issuer with
Procedures:                respect to any Certificated Note pursuant to the
                           Distribution Agreement (unless otherwise provided pursuant to a Terms Agreement) will be settled on the third Business Day next succeeding the date of acceptance pursuant to the procedures set forth below, unless the Issuer and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day, or to different procedures.

                           A. The Purchasing Distributor will advise the Issuer by telephone that such Note is a Certificated Note and of the following settlement information:

                           1. Name in which such Note is to be registered ("Registered Owner").

                           2. Address of the Registered Owner and address for payment of principal and interest.

                           3.    Taxpayer identification number of the
                                 Registered Owner (if available).

                           4. Principal amount and Specified Currency (if other than U.S. dollars).

                           5. Issue Date and Interest Accrual Date (if different from Issue Date).

                           6.    Stated Maturity.

                           7.    Price to Public (if other than 100%)
                                 expressed as a percentage of principal amount and in the Specified Currency.

                           8. Purchasing Distributor's Commission expressed as a percentage of principal amount and in the Specified Currency.

                           9. Proceeds to Issuer expressed as a percentage of principal amount and in the Specified Currency.

                           10. Interest Payment Date (if other than January 1 and July 1).

                           11. Record Dates (if other than the close of business on the 15th calendar day preceding each Interest Payment Date).

                           12.   Initial Interest Payment Date.

                           13. If a Fixed Rate Note, the rate of interest per annum (based on a 360-day year of 12 30-day months).

                           14. If a Floating Rate Note, the interest rate formula, Index Maturity, Spread, Spread Multiplier, minimum and maximum interest rate limitations, Initial Interest Rate, Interest Reset Dates, Interest Determination Date, Calculation Agent (if other than The Chase Manhattan Bank) and Calculation Dates.

                           15. If redeemable at the option of the Issuer, the Initial Redemption Date, the Initial Redemption Percentage and the Annual Redemption Percentage Reduction.

                           16. If repayable at the option of the Holder, the Optional Repayment Date or Dates.

                           17. If an Original Issue Discount Note, the terms hereof and any tax legend required thereon.

                           18.   If an Indexed Note, the terms thereof.

                           19.   Any other terms applicable to such Note.

                           B.  The Issuer will advise the Purchasing
                           Distributor by telephone or fax of its receipt of and agreement with the information set forth in Settlement Procedure "A" above and forward such information to the Trustee.

                           C. The Issuer will have delivered to the Trustee a pre-printed four-ply packet for such Note, which packet will contain the following documents in forms that have been approved by the Issuer, the Purchasing Distributor and the Trustee:

                                 1.    Certificated Note.

                                 2.    Stub One - For the Trustee.

                                 3.    Stub Two - For the relevant
                                       Distributor.

                                 4.    Stub Three - For the Issuer.

                           D. The Trustee will complete and authenticate such Note and deliver it (with a customer confirmation) and Stubs One, Two and Three to the Purchasing Distributor, and such Distributor will acknowledge receipt of such Note, by stamping or otherwise marking Stubs One and Three, and returning them to the Trustee. Such delivery will be made only against such acknowledgment of receipt.

                           E. Unless the Purchasing Distributor is the end purchaser of such Note, such Distributor will deliver such Note (with confirmation) to the customer against payment in immediately available funds. Such Distributor will obtain the acknowledgment of receipt of such Note by its customer on Stub Two and retain same.

                           F. The Trustee will send Stub Three to the Issuer by first-class mail.

Settlement                 For sales by the Issuer of Certificated
Procedures                 Notes to or through a Distributor (unless
Timetable:                 otherwise specified pursuant to a Terms
                           Agreement), Settlement Procedures "A" through
                           "F" set forth above shall be completed on or before the respective times in New York City set forth below:

                           Settlement
                           Procedure               Time
                           ---------               ----

                           A                 2:00 P.M. on day before
                                                settlement date
                           B                 3:00 P.M. on day before
                                                settlement date
                           C-D               2:15 P.M. on settlement
                                                date
                           E                 3:00 P.M. on settlement
                                                date
                           F                 5:00 P.M. on settlement
                                                date

Failure to Settle:         If a purchaser fails to accept delivery of and make
                           payment for any Certificated Note, the
                           Purchasing Distributor will notify the Issuer and the Trustee by telephone and return such Note to the Trustee. Upon receipt of such notice, the Issuer will immediately wire transfer to the account of such Distributor an amount equal to the price of such Note less such Distributor's commission in respect of such Note
                           (if any). Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by such Distributor in the performance of its obligations hereunder and under the Distribution
                           Agreement, then the Issuer will reimburse such Distributor or the Trustee, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Issuer.
                           Immediately upon receipt of the Certificated
                           Note in respect of which such failure occurred, the Trustee will mark such Note "cancelled," make appropriate entries in the Trustee records and send such Note to the Issuer.